UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 28, 2008

USR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-139045	26-1875304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

20333 State Highway 249, Suite 200, Houston, Texas	77070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(281) 378-8029

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 5 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “USR” mean USR Technology Inc., a Nevada corporation, unless otherwise indicated.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 22, 2008, we entered into an asset purchase agreement with Shuayb K. Al Suleimany wherein we agreed to acquire certain assets consisting of a variety of drilling equipment including drill bits, stabilizers, survey equipment, and two wireline trucks including tools and related components. In consideration for the purchase of the assets, we have agreed to issue 738,989 post consolidated restricted shares of our common stock (2,216,967 pre-consolidated restricted shares of our common stock), issued at a deemed price of $1.00 per share, to Shuayb K. Al Suleimany.

The closing of the transactions contemplated in the asset purchase agreement occurred on August 26, 2008. Please refer to the information provided under Item 2.01 of this current report for information related to the asset purchase and our business as a result of the acquisition.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 22, 2008, we entered into an asset purchase agreement with Shuayb K. Al Suleimany. The closing of the transaction contemplated in the asset purchase agreement and the acquisition of the drilling equipment as described in the asset purchase agreement occurred on August 26, 2008. In accordance with the closing of the asset purchase agreement, we issued 738,989 post consolidated restricted shares of our common stock (2,216,967 pre-consolidated restricted shares of our common stock) issued at a deemed price of $1.00 per share to Shuayb K. Al Suleimany. Mr. Suleimany is a non-US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and the shares were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Our company had 37,976,967 pre-consolidated common shares issued and outstanding as of August 26, 2008 as a result of the issuance of 738,989 post consolidated restricted shares of our common stock (2,216,967 pre-consolidated restricted shares of our common stock) in connection with the closing of the asset purchase agreement. As of the closing date, Mr. Suleimany holds approximately 5.84% of the issued and outstanding common shares of our company.

Because we were a shell company before our acquisition of the assets from Mr. Suleimany, we have included in this Current Report on Form 8-K, the information on our company that would be required if we were filing a general form for registration of securities on Form 10.

We are a development stage company focussed on the services sector of the oil and gas industry, specifically the provision of directional drilling services to international oil and gas companies, with emphasis on Ultra-Short Radius (USR), Short Radius (SR) and slim hole applications. For further details on our business, please see the section entitled “Business” beginning on page 2.

BUSINESS

General Overview and Business Development over the Last Three Years

We were incorporated in the State of Nevada on September 30, 2005 under the name Heritage Explorations Inc. At inception, we were an exploration stage company engaged in the exploration of mineral properties. On August 6, 2006, we entered into a mineral property option agreement, wherein we were granted an option to acquire a 100% undivided right, title and interest in a total of 2 mineral claim units, known as the Strathy Township claim block, located in the Sudbury Mining Division of Ontario, Canada.

On November 1, 2007, based on information that we had available to us, we determined that the Strathy Township property did not, in all likelihood, contain a commercially viable mineral deposit, and we therefore terminated the option agreement. As a result, we investigated several other business opportunities to enhance shareholder value, and focused on the services sector of the oil and gas industry, specifically the provision of directional drilling services to international oil and gas companies, with emphasis on Ultra-Short Radius (USR), Short Radius (SR) and slim hole applications.

On April 16, 2008, the Secretary of State of Nevada accepted for filing, a Certificate of Change with respect to a six for one forward stock split of our authorized and issued and outstanding shares of common stock, as approved by our board of directors. As a result, our authorized capital increased from 75,000,000 shares of common stock with a par value of $0.001 to 450,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital increased from 5,960,000 shares of common stock to 35,760,000 shares of common stock.

Effective June 20, 2008, the Secretary of State of Nevada accepted for filing Articles of Merger wherein we merged with our wholly owned subsidiary and changed our name to USR Technology, Inc. The change of name became effective with the OTC Bulletin Board of June 26, 2008 and our shares began trading under the symbol “USRT”.

Also on June 20, 2008, John L. Ogden resigned as President of our company and was appointed Chairman and J. David LaPrade was appointed as President and a Director. Mr. LaPrade has extensive experience in the oil and gas sector, specifically in the drilling of ultra short radius wells. He will lead the Company in its deployment of USR, SR and other directional drilling services and proprietary well intervention technologies, including Rotary Steerable Tools and USR Mud Motors that are specifically designed to exploit remaining reserves, increase production from marginal wells, restore production from shut in wells and reduce water production.

Effective July 1, 2008, we appointed Kamonchai Kesonpat as our Chief Operating Officer.

On August 22, 2008, our board of directors approved a three (3) for one (1) consolidation of our issued and outstanding shares of common stock. Once effective, our authorized capital will decrease from 450,000,000 shares of common stock with a par value of $0.001 to 150,000,000 shares of common stock with a par value of $0.001 and our issued and outstanding shares will decrease from 37,976,967 shares of common stock to 12,658,989 shares of common stock.

Business Subsequent to the Change of Name and Management

Subsequent to the change of our name and management, we became a company focused on the services sector of the oil and gas industry, specifically the provision of directional drilling services to international oil and gas companies, with emphasis on Ultra-Short Radius (USR), Short Radius (SR) and slim hole applications.

In addition to the closing of the asset purchase agreement with Shuayb K. Al Suleimany, in furtherance of our change of business to a company focused on the services sector of the oil and gas industry, we entered into the following letters of intent:

  On June 26, 2008, we entered into a letter of intent with the Bahrain company Well Flow International, WLL, for the acquisition of certain assets from its subsidiary Well Flow Drilling Services, WLL. The assets being acquired from Well-Flow are specialized drilling and surveying equipment that are used in the drilling of Ultra-Short Radius (USR) wells including drill bits, titanium and steel drill pipe, fishing tools, stabilizers, wellbore navigation electronics, mud motors and wireline tools. The total value of the acquisition has been agreed at $5 million and the consideration will be by way of issuance of 5,000,000 post-consolidated restricted shares of our company, at a deemed value of $1.00 per share. The acquisition is subject to completion of a definitive agreement.

  On June 27, 2008, we entered into a letter of intent with the Indian company Hydrocarbon Resources Development Co. (P) Ltd. (HRD) pursuant to which we have agreed to negotiate a definitive agreement for the acquisition from HRD of certain assets of HRD valued at $1,127,342. Consideration for the acquisition will be by way of issuance of 1,127,342 post-consolidated restricted shares of our company, at a deemed value of $1.00 per share. The assets being acquired from HRD comprise of a variety of drilling equipment including downhole well testing units and mud logging units and a precision specialty equipment and tubulars manufacturing and machining facility located in Mumbai, India. The acquisition from HRD is subject to completion of a definitive agreement.

  On July 3, 2008, we entered into a letter of intent with the French company Euroslot SA. concerning the granting by Euroslot of a US$1,000,000 credit against the future supply of certain assets, called Snake ScreenTM (the “Credit”) and an exclusive 20 year worldwide license (the “License”), excluding France, Iran and Russia, to use and market the Snake ScreenTM technology. This worldwide license is valued at US$1,000,000. The Snake ScreenTM is covered under a worldwide trademark and patent. In consideration for the Credit and the License, we have agreed to pay US$2,000,000 to Euroslot which is payable by the issuance of 2,000,000 post-consolidated restricted shares of our common stock at a deemed price of US $1.00 per share.

Subject to final agreement on the terms we intend to enter into definitive agreements with respect to the above letters of intent and to complete the respective transactions.

Principal Products and Services

With these changes to our company, we intend to deploy proprietary well intervention technologies that were specifically designed to exploit remaining reserves, increase production from marginal wells, restore production from shut in wells and minimize production of undesired fluids. Included in our proposed well intervention technologies are:

  Proprietary drilling assemblies used for the drilling of ultra short and short radius wells.

  Patented articulated sand screens (Snake Screen™) used for the completion of both short radius and conventional horizontal wells.

  A multi-lateral re-entry system used to economically identify and selectively re-enter horizontal boreholes in multi-lateral wells.

We intend to provide mud logging and well testing services to complement our core services.

We also expect to supply the following oilfield equipment and materials:

  Tubulars and accessories including centralizers, float equipment, plugs and packers

  Subject to the closing of the letter of intent with Hydrocarbon Resources Development, oilfield parts and accessories that will be manufactured at our factory in Mumbai, India for our existing customer base.

We intend to offer an integrated selection of oil and gas products and services to our customers by including project management and wellsite supervision in addition to the products and services mentioned above.

Distribution Methods

Our directional drilling equipment will be housed in 40’ containers that have been converted to workshops. These workshops will serve as both a shipping container and job site workshop and office. Each workshop will contain the required equipment and consumables inventory to perform directional drilling services for extended periods in isolated locations.

Drilling personnel will be rotated from home base to work base. Senior level management and project support personnel will be based in the company’s regional offices and in some cases will be in our customers’ offices.

Sales items will be distributed via road transport, sea freight or air freight depending on the delivery time requirements.

Public Announcement of New Products or Services

The company will make announcements via press releases and on our website when new products are developed or new services offered.

Competition

To a large degree, our business will depend on the level of capital spending by oil and gas companies for exploration, development and production activities. A sustained increase or decrease in the price of natural gas or oil could have a material impact on exploration, development and production activities by our potential customers and could also materially affect our financial position, results of operations and cash flows.

Our industry remains competitive. As a result of improved demand for drilling services driven by a sustained high level of commodity prices, supply and demand have been in balance in most of our potential markets, with demand actually exceeding supply in some markets.

In all of our potential geographic market areas, we believe price and availability and condition of equipment are the most significant factors in determining which drilling services contractor is awarded a job. Other factors include the availability of trained personnel possessing the required specialized skills; the overall quality of service and safety record; and domestically, the ability to offer ancillary services.

We intend to compete with national, regional and local contractors in those areas in which we intend to operate.

Availability of Raw Materials and Names of Principal Suppliers

There are currently no shortages of the raw materials that are used in the manufacturing of our equipment. Our principal suppliers are Applied Physics Systems, RTI Energy Systems, Gotco International, Smith Bits Ulterra Drilling Technologies, Hughes Christensen Bits, Cavare Ltd., and Oil Country Tubulars

Dependence on one or a few major customers

Our business development activities are extensive and contacts are wide ranging. We will not be limited to a few customers.

Compliance with Government Regulation

We are committed to complying with and are, to our knowledge, in compliance with, all governmental and environmental regulations applicable to our company. Permits from a variety of regulatory authorities may be required for many aspects of our operations. We cannot predict the extent to which these requirements may affect our company.

Research and Development Expenditures

We have incurred $Nil in research and development expenditures over the last fiscal year.

Research and development will constitute a growing part of our overall business. The effective use of technology is critical to our company gaining a competitive position within the drilling industry. As a result of the importance of technology to our business, we expect to continue to develop technology internally or to acquire technology through strategic acquisitions

Employees

Currently, we have 11 full time employees in addition to our directors and executive officers.

Over the next twelve months, we intend to significantly increase the number of our employees.

Subsidiaries

We do not have any subsidiaries.

Intellectual Property

We do not own, either legally or beneficially, any patent or trademark.

RISK FACTORS

Our business operations are subject to a number of risks and uncertainties, including, but not limited to those set forth below:

Risks Related To Our Company

We have a history of losses and have a deficit, which raises substantial doubt about our ability to continue as a going concern.

We have not generated any revenues since our incorporation and we will continue to incur operating expenses without revenues until we are in commercial deployment. Our net loss from inception to May 31, 2008 was $109,323. We had cash in the amount of $99 as of May 31, 2008. We cannot provide assurances that we will be able to successfully execute our business plan. These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors’ report on our audited financial statements, dated November 28, 2007. If we are unable to continue as a going concern, investors will likely lose all of their investments in our company.

We have a limited operating history and limited historical financial information upon which you may evaluate our performance.

We are in our early stages of development and face risks associated with a new company in a growth industry. We may not successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point investors may lose their entire investment. Even if we accomplish these objectives, we may not generate positive cash flows or the profits we anticipate in the future.

Fluctuations in oil and gas prices could adversely affect drilling activity and our revenues, cash flows and profitability

Our operations are materially dependent upon the level of activity in oil and gas exploration and production. Both short-term and long-term trends in oil and gas prices affect the level of such activity. Oil and gas prices and, therefore, the level of drilling, exploration and production activity can be volatile. Worldwide military, political and economic events, including initiatives by the Organization of Petroleum Exporting Countries, may affect both the demand for, and the supply of, oil and gas. Weather conditions, governmental regulation (both in the United States and elsewhere), levels of consumer demand, the availability of pipeline capacity, and other factors beyond our control may also affect the supply of and demand for oil and gas. We believe that any prolonged reduction in oil and gas prices would depress the level of exploration and production activity. This would likely result in a corresponding decline in the demand for our services and could have a material adverse effect on our revenues, cash flows and profitability. Lower oil and gas prices could also cause our potential customers to seek to terminate, renegotiate or fail to honor our drilling contracts; affect the fair market value of our equipment which in turn could trigger a write-down for accounting purposes; affect our ability to retain skilled personnel; and affect our ability to obtain access to capital to finance and grow our business. There can be no assurances as to the future level of demand for our services or future conditions in the oil and gas and oilfield services industries.

We operate in a highly competitive industry with excess drilling capacity, which may adversely affect our results of operations

The oilfield services industry in which we operate is very competitive. Contract drilling companies compete primarily on a regional basis, and competition may vary significantly from region to region at any particular time. Most drilling services contracts are awarded on the basis of competitive bids, which results in price competition.

The nature of our operations presents inherent risks of loss that, if not insured or indemnified against, could adversely affect our results of operations

Our operations are subject to many hazards inherent in the drilling-services industry, including blowouts, cratering, explosions, fires, loss of well control, loss of hole, damaged or lost drilling equipment and damage or loss from inclement weather or natural disasters. Any of these hazards could result in personal injury or death, damage to or destruction of equipment and facilities, suspension of operations, environmental damage and damage to the property of others. In addition, our potential international operations are subject to risks of war, civil disturbances or other political events. Generally, drilling contracts provide for the division of responsibilities between a drilling company and its customer, and we seek to obtain indemnification from our customers by contract for certain of these risks. To the extent that we are unable to transfer such risks to our customers by contract or indemnification agreements, we seek protection through insurance. However, there is no assurance that such insurance or indemnification agreements will adequately protect us against liability from all of the consequences of the hazards described above. The occurrence of an event not fully insured or indemnified against, or the failure of a customer or insurer to meet its indemnification or insurance obligations, could result in substantial losses. In addition, there can be no assurance that insurance will be available to cover any or all of these risks, or, even if available, that it will be adequate or that insurance premiums or other costs will not rise significantly in the future, so as to make such insurance prohibitive. Moreover, insurance coverage generally provides that we may assume a portion of the risk in the form of a deductible. We may choose to increase the levels of deductibles (and thus assume a greater degree of risk) from time to time in order to minimize the overall cost to our company.

The profitability of our proposed international operations could be adversely affected by war, civil disturbance or political or economic turmoil

We intend to derive a significant portion of our business from international markets, including major operations in Canada, the Middle East, the Far East, India, Russia and Africa. These operations are subject to various risks, including the risk of war, civil disturbances and governmental activities that may limit or disrupt markets, restrict the movement of funds or result in the deprivation of contract rights or the taking of property without fair compensation. In certain countries, our intended operations may be subject to the additional risk of fluctuating currency values and exchange controls. In the international markets in which we intend to operate, we are subject to various laws and regulations that govern the operation and taxation of our business and the import and export of our equipment from country to country, the imposition, application and interpretation of which can prove to be uncertain.

Changes to or noncompliance with governmental regulation or exposure to environmental liabilities could adversely affect our results of operations

The drilling of oil and gas wells is subject to various federal, state, local and foreign laws, rules and regulations. Our cost of compliance with these laws and regulations may be substantial. For example, federal law imposes a variety of regulations on “responsible parties” related to the prevention of oil spills and liability for damages from such spills. As an owner and operator of drilling equipment, we may be deemed to be a responsible party under federal law. In addition, our drilling service operations will routinely involve the handling of significant amounts of waste materials, some of which are classified as hazardous substances. We will generally require customers to contractually assume responsibility for compliance with environmental regulations. However, we will not always be successful in allocating to customers all of these risks nor is there any assurance that the customer will be financially able to bear those risks assumed.

We intend to employ personnel responsible for monitoring environmental compliance and arranging for remedial actions that may be required from time to time and also use consultants and to advise on and assist with our environmental compliance efforts. Liabilities are recorded when the need for environmental assessments and/or remedial efforts become known or probable and the cost can be reasonably estimated.

Laws protecting the environment generally have become more stringent than in the past and are expected to continue to become more so. Violation of environmental laws and regulations can lead to the imposition of administrative, civil or criminal penalties, remedial obligations, and in some cases injunctive relief. Such violations could also result in liabilities for personal injuries, property damage, and other costs and claims.

Under the Comprehensive Environmental Response, Compensation and Liability Act, also known as CERCLA or Superfund, and related state laws and regulations, liability can be imposed jointly on the entire group of responsible parties or separately on any one of the responsible parties, without regard to fault or the legality of the original conduct on certain classes of persons that contributed to the release of a “hazardous substance” into the environment. Under CERCLA, such persons may be liable for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources.

Changes in federal and state environmental regulations may also negatively impact oil and natural gas exploration and production companies, which in turn could have a material adverse effect on us. For example, legislation has been proposed from time to time in Congress which would reclassify certain oil and natural gas production wastes as hazardous wastes, which would make the reclassified wastes subject to more stringent handling, disposal and clean-up requirements. If enacted, such legislation could dramatically increase operating costs for oil and natural gas companies and could reduce the market for our services by making many wells and/or oilfields uneconomical to operate.

We do not currently intend to pay dividends

We have not declared or paid any cash dividends since inception and we do not intend to pay any cash dividends in the foreseeable future. We intend to retain future earnings for use in our operations and the expansion of our business.

The loss of key executives could reduce our competitiveness and prospects for future success

The successful execution of our strategies central to our future success will depend, in part, on a few of our key executive officers. The loss of Mr. LaPrade, Mr. Ogden or Mr. Kesonpat could have an adverse effect on our financial condition or results of operations.

Risks Associated with Our Common Stock

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board service of the Financial Industry Regulatory Authority. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of their shares.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority ’ requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Other Risks

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Purchase of Significant Equipment

Over the next twelve months we intend to purchase significant equipment in addition to the equipment that is the subject of the letters of intent referred to in the section entitled “Business”.

Personnel Plan

Currently, we have 10 employees in addition to our directors and executive officers.

Over the next twelve months, we intend to significantly increase the number of our employees.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Our principal capital resources have been through the subscription and issuance of common stock, although we have also used stockholder loans and advances from related parties.

Results of Operations for the Years Ended August 31, 2007 and 2006

The following summary of our results of operations should be read in conjunction with our audited financial statements for the years ended August 31, 2007 and 2006.

Our operating results for the years ended August 31, 2007 and 2006, and the changes between those periods for the respective items are summarized as follows:

		Year Ended August 31, 2007		Year Ended August 31, 2006		Change Between Year Ended August 31, 2007 and August 31, 2006
Revenue	$	Nil	$	Nil	$	Nil
Mineral Property Expenses		$11,474		$2,500		$8,974
General and Administrative Expenses		$41,174		$18,559		$22,615
Net loss		$52,648		$21,059		$31,589

Liquidity and Financial Condition

Working Capital

	Year Ended	Year Ended	Change between Year
	August 31, 2007	August 31, 2006	Ended August 31, 2007 and
	(audited)	(audited)	August 31, 2006
Current Assets	$Nil	$14,394	$(14,394)
Current Liabilities	$44,707	$6,453	$38,254
Working Capital (deficit)	$(44,707)	$7,941	$(36,766)

Cash Flows

			Change between
			period ended
	Year Ended	Year Ended	August 31, 2007
	August 31, 2007	August 31, 2006	and August 31,
			2006
	(audited)	(audited)
Cash Flows provided by Operating Activities	$(46,384)	$(14,606)	$(31,778)
Cash Flows provided by Investing Activities	$Nil	$Nil	$Nil
Cash Flows provided by Financing Activities	$31,990	$29,000	$2,990
Net Increase (Decrease) in Cash During Period	$(14,394)	$14,394	$(28,788)

At August 31, 2007, our total assets were $Nil (2006: $14,394).

The principal components of the loss for the year ended August 31, 2007 were mineral property expenses and general and administrative expenses.

Results of Operations for the Periods Ended May 31, 2008 and 2007

The following summary of our results of operations should be read in conjunction with our unaudited financial statements for the three and nine months ended May 31, 2008 and 2007.

Our operating results for the nine months ended May 31, 2008 and 2007 and the changes between those periods for the respective items are summarized as follows:

		Nine Months Ended May 31, 2008		Nine Months Ended May 31, 2007		Change Between Nine Months Ended May 31, 2008 and May 31, 2007
Revenue	$	Nil	$	Nil	$	Nil
Mineral Property Expenses	$	Nil		$5,074		$(5,074)
General and Administrative Expenses		$35,616		$31,487		$4,129
Net loss		$(35,616)		$(36,561)		$945

Liquidity and Financial Condition

Working Capital

	May 31, 2008	May 31, 2007	Change between
			May 31, 2008
			and May 31, 2007
	(unaudited)	(audited)
Current Assets	$349	$1,844	$(1,495)
Current Liabilities	$80,672	$30,464	$50,208
Working Capital (deficit)	$(80,323)	$(28,620)	$(51,703)

Cash Flows

			Change Between
			Nine Months
			Ended
	Nine Months	Nine Months	May 31, 2008
	Ended	Ended
	May 31, 2008	May 31, 2007	and May 31,
	(unaudited)	(unaudited)	2007
Cash Flows provided by Operating Activities	$(27,911)	$(37,361)	$9,450
Cash Flows provided by Investing Activities	$Nil	$Nil	$Nil
Cash Flows provided by Financing Activities	$28,010	$25,000	$3,010
Net Increase (Decrease) in Cash During Period	$99	$(12,361)	$12,460

We did not earn any revenues during the nine month period ending May 31, 2008. During the nine month period ended May 31, 2008, we incurred operating expenses in the amount of $35,616, compared to operating expenses of $36,561 incurred during the same period in fiscal 2007. These operating expenses were comprised of general and administrative expenses of $35,616 (2007: $31,487) mineral property expenses of $Nil (2007: $5,074). The decrease in operating expenses during the nine months ended May 31, 2008, compared to the same period in fiscal 2007, was mainly due to the termination of our option agreement of the Strathy Township claim block.

PROPERTIES

As of the date of this current report, our executive offices are located at 20333 State Highway 249, Suite 200, Houston, Texas 77070. These facilities are a serviced office which provides us with office and meeting facilities at a cost of $250 per month plus sales tax. We believe these facilities are adequate for our current needs and that alternate facilities on similar terms would be readily available if needed.

The Company’s business is operated from its office in Bahrain which is located at Level 41, West Tower, Bahrain Financial Harbour, Manama, Kingdom of Bahrain. These facilities are a serviced office which provides us with two offices and meeting facilities, furniture, telephone and internet connections, and administrative support at a cost of BD2,260 per month (approximately $5,950).

We have additional offices in locations where we are conducting business. These facilities are shared office facilities where we have private offices and share the overhead and administrative costs. They are located at: Way # 5236, Building # 2799 Ghala, Sultanate of Oman; D-3132, Oberoi Garden Estates, Chandivili, Andheri (E), Mumbai - 400 072, India; Century Tower, Suite 204 lt. 2 Jl. H.R., Rasunsa Said Kav. X-2 No. 4, Jakarta 12950, Indonesia; and Kuala Lumpur, Malaysia, Level 12, Menara Weld, 76, Jalan Raja Chulan, 50200 Kuala Lumpur, Malaysia

We lease a building at 108 Abigayle’s Row, Scott, Louisiana 70583 comprising a 2,500 square foot warehouse and distribution facility and a 1,350 square feet office. The monthly lease cost is $1,900.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 25, 2008, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)

John L. Ogden	60,000(2)(4)	0.168%
Chairman and Director
675 Bering Drive, Suite 675, Houston, Texas
77057

J. David LaPrade	Nil(3)(5)	0%
President and Director
Level 41, West Tower
Bahrain Financial Harbour
Manama, Kingdom of Bahrain

Kamonchai Kesonpat	Nil(3)(6)	0%
Chief Operating Officer
Level 41, West Tower
Bahrain Financial Harbour
Manama, Kingdom of Bahrain

Cede & Co	2,230,000	6.236%
Po Box 20
Bowling Green Station
New York NY 10004

Terry Desjardins	15,000,000	41.95%
13 Heron Drive
Manitouwadge, ON P0T 1M0

Directors and Executive Officers as a Group(1)	60,000	0.168%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on August 25, 2008. As of August 25, 2008, there were 35,760,000 pre-consolidated shares of our company’s common stock issued and outstanding.

(2)	These shares are owned by Mr. Ogden’s spouse.

(3)

No shares have been issued to Mr. LaPrade, Mr. Ogden or Mr. Kesonpat as of the date of this filing but it is the Company’s intention that restricted shares will be issued to Mr. LaPrade, Mr. Ogden and Mr. Kesonpat and future senior executives and staff in the near future.

(4)	Mr. Ogden intends to acquire additional shares of our common stock through private transactions.

(5)	Mr. LaPrade, intends to acquire additional shares of our common stock through private transactions.

(6)	Mr. Kesonpat intends to acquire additional shares of our common stock through private transactions.

The following table sets forth certain information concerning the number of our common shares owned beneficially after the closing of the asset purchase agreement and after compliance with applicable corporate and securities laws (“Post-Closing”) by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our company's voting securities; (ii) each of our Post-Closing directors; and (iii) our Post-Closing proposed directors as a group, based upon approximately 37,976,967 common shares issued and outstanding at closing.

Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Post-Closing Beneficial Owners
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)

John L. Ogden	60,000	0.158%
Chairman and Director
675 Bering Drive, Suite 675, Houston, Texas
77057

J. David LaPrade	Nil	0%
President and Director
Level 41, West Tower
Bahrain Financial Harbour
Manama, Kingdom of Bahrain

Kamonchai Kesonpat	Nil	0%
Chief Operating Officer
Level 41, West Tower
Bahrain Financial Harbour
Manama, Kingdom of Bahrain

Cede & Co	2,230,000	5.87%
Po Box 20
Bowling Green Station
New York NY 10004

Terry Desjardins	15,000,000	39.50%
13 Heron Drive
Manitouwadge, ON P0T 1M0

Shuayb K. Al Suleimany	2,216,967	5.84%
P.O. Box 2648 Ruwi
Postal Code 112, Sultanate of Oman

Directors and Executive Officers as a Group(1)	60,000	0.158%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
John L. Ogden	Chairman and Director	54	March 3, 2008
J. David LaPrade	President and Director	55	June 20, 2008
Kamonchai Kesonpat	Chief Operating Officer	47	July 1, 2008

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our director and executive officer, indicating his principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

John L. Ogden

Mr. Ogden has 29 years experience in energy corporate finance, international negotiations, corporate and asset acquisition, business development and energy company management. Since 1995 he has been a principal and managing director of Wood Roberts, LLC., an energy corporate financial advisory firm based in Houston, Texas. Between 1985 and 1995, he managed an independent corporate financial consulting business specializing in domestic and international energy issues, providing M&A advice, and strategic corporate financial consulting services. Mr. Ogden graduated from the University of Leeds, England, with a Bachelor of Laws (honors) and is qualified as a Barrister-at-Law in England.

J. David LaPrade

J. David LaPrade has over 27 years experience in the oil and gas industry. Since 1990 he has been actively involved in the development and commercialization of Ultra-Short Radius Drilling (USRD), planning and executing more than 200 USRD wells in the US, Oman, India and Turkey. In 2000 he moved to Oman to manage the first USRD contract outside of the US.

Mr. LaPrade has published numerous articles concerning USRD and spoken before dozens of organizations worldwide concerning its application. Since 2005 Mr. LaPrade was general manager of Well-Flow Drilling Services based in Mumbai India. Prior to this he was an owner and officer in Direxco (1992-94), Horizontal Ventures, Inc. (1994-98) and Torch Drilling Services and Torch International (1998-2004). Prior to his involvement in USRD technology he owned and operated oil and gas properties in Texas, Oklahoma and Kansas which comprised more than 100 wells and owned non-operated interests in more than 220 wells in the Mid-Continent region of the US.

In addition to his horizontal drilling experience, Mr. LaPrade has been involved in the drilling of numerous conventional wells, operations of a gas gathering system and processing plant and day to day field operations including remedial workovers and well maintenance. Mr. LaPrade holds a Bachelor of Science Degree in Business Administration from Southern Methodist University in Dallas, Texas, USA.

Kamonchai Kesonpat

Mr. Kesonpat has 19 years of O & G experience. He began his oil and gas career as a Systems Analyst for Esso followed by 16 years with Shell. His responsibilities included Drilling Supervisor, Drilling Engineer and Rig Superintendent in Thailand and Oman. As New Technology Well Engineer, his responsibilities included USRD projects in north and central Oman while serving as the worldwide USRD Focal Point for Shell Mature Technology Group. He then managed numerous USRD projects in India and Turkey for Well Flow Drilling Services from 2006 to 2008. He holds Bachelor and Master Degrees in Physics from North Texas State University in Denton, Texas, USA. and is a Shell certified Drilling Engineer.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended August 31, 2007; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended August 31, 2007, who we will collectively refer to as our named executive officers, of our company for the years ended August 31, 2007 and August 31, 2006, are set out in the following summary compensation table:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award s ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa -tion ($)	Total ($)
John L. Ogden Chairman and Director (1)	2007 2006	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A
J. David LaPrade President and Director (2)	2007 2006	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A
Kamonchai Kesonpat Chief Operating Officer (3)	2007 2006	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A
Terry Desjardins Treasurer, Secretary and Director (4)	2007 2006	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil $5,000	Nil $5,000

(1)	Mr. Ogden was appointed the President and a director of our company on March 3, 2008 and was appointed Chairman upon his resignation as our President on June 20, 2008.

(2)	Mr. LaPrade was appointed the President and a director of our company on June 20, 2008.

(3)	Mr. Kamonchai was appointed the Chief Operating Officer of our company on July 1, 2008.

(4)

Mr. Desjardins was appointed the Chief Financial Officer, Secretary and Treasurer of our company on September 30, 2005. He resigned as President on March 3, 2008 and as a director and Secretary and Treasurer on June 26, 2008.

On August 22, 2008, we entered into an employment agreement with our President, Mr. LaPrade. The effective date of the contract is June 20, 2008 and it has an initial term of five years. Mr. LaPrade will be based in the Kingdom of Bahrain and his responsibilities under the contract are for all matters typical of those for a President of an oil and gas drilling service company such as our company. He will be paid a salary of $236,000.00 per annum plus an accommodation and vehicle allowance and will be provided with family health insurance. He will receive 250,000 post-consolidated restricted shares of our commons stock which will vest over a five year period and options to acquire 250,000 post-consolidated shares of our common stock for a period of three years at a price of $1.00 per share.

On August 22, 2008, we entered into an employment agreement with our Chief Operating Officer, Mr. Kesonpat. The effective date of the contract is July 1, 2008 and it has an initial term of five years. Mr. Kesonpat will be based in the Kingdom of Bahrain and his responsibilities under the contract are for all matters typical of those of a Chief Operating Officer of an oil and gas drilling service company such as our company. He will be paid a salary of $216,000.00 per annum plus an accommodation and vehicle allowance and will be provided with family health insurance. He will receive 250,000 post-consolidated restricted shares of our commons stock which will vest over a five year period and options to acquire 250,000 post-consolidated shares of our common stock for a period of three years at a price of $1.00 per share.

There are no compensatory plans or arrangements with respect to our executive officers resulting from their resignation, retirement or other termination of employment or from a change of control.

Outstanding Equity Awards at Fiscal Year-End

As at August 31, 2007, there were no unexercised options or stock that had not vested in regards to our executive officers, and there were no equity incentive plan awards for our executive officers during the year ended August 31, 2007.

Options Grants in the Year Ended August 31, 2007

During the year ended August 31, 2007, no stock options were granted to our executive officers and directors.

Aggregated Options Exercised in the Year Ended August 31, 2007 and Year End Option Values

There were no stock options exercised during the year ended August 31, 2007 and no stock options held by our executive officers at the end of the year ended August 31, 2007.

Repricing of Options/SARS

We did not reprice any options previously granted to our executive officers during the year ended August 31, 2007.

Director Compensation

Directors of our company may be paid for their expenses incurred in attending each meeting of the directors. In addition to expenses, directors may be paid a sum for attending each meeting of the directors or may receive a stated salary as director. No payment precludes any director from serving our company in any other capacity and being compensated for such service. Members of special or standing committees may be allowed similar reimbursement and compensation for attending committee meetings. During the year ended August 31, 2007, we did not pay any compensation or grant any stock options to our directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as disclosed below, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

During the period ended May 31, 2008, shareholders of our company provided us loans in the amount of $60,000. The loans are non-interest bearing, unsecured and payable upon demand.

On June 2, 2008, a shareholder of our company provided us a loan of $10,000. The loan is non-interest bearing, unsecured and payable on demand.

Corporate Governance

We currently act with two directors, consisting of John L. Ogden and J. David LaPrade. We have determined that we do not have a director that is considered an “independent director” as defined by Nasdaq Marketplace Rule 4200(a)(15). The company will appoint additional directors in due course.

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the board of directors.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our shares of common stock are currently trading on the OTC Bulletin Board under the Symbol “USRT.OB”. Our shares of common stock were initially approved for quotation on the OTC Bulletin Board on March 14, 2007 under the name “Heritage Explorations, Inc.” under the symbol “HEEX”. On June 26, 2008, we changed our name to “USR Technology Inc.” upon completion of our merger with our wholly owned subsidiary, “USR Technology Inc.” and our trading symbol was changed to our current trading symbol “USRT”. There has been intermittent trading in our shares of common stock on the OTC Bulletin Board since we were approved for quotation. The most recent trade took place on July 28, 2008 at a price of $1.00 per share.

Our shares of common stock are issued in registered form. The registrar and transfer agent for our shares of common stock is Island Stock Transfer Inc., 100 Second Avenue South, Suite 104N, St. Petersburg, Florida 33701.

On August 25, 2008, the list of stockholders for our shares of common stock showed 49 registered stockholders and 35,760,000 pre-consolidated shares of common stock outstanding, not including 738,989 post-consolidated shares of common stock issued to Mr. Suleimany in connection with the transaction reported herein.

Dividends

We have not declared or paid any cash dividends since inception and we do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our shares of common stock other than as described below, we intend to retain future earnings for use in our operations and the expansion of our business.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth certain information concerning securities which were sold or issued by us without the registration of the securities under the Securities Act of 1933 in reliance on exemptions from such registration requirements within the past three years:

We completed an offering of 4,500,000 shares of our common stock at a price of $0.001 per share to our president, secretary and treasurer, Terry Desjardins and eight other individuals on March 28, 2006. The total amount received from this offering was $4,500. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares
Terry Desjardins	2,500,000
Pierrete Saunders	250,000
Jody Hache	250,000
Mike McColgan	250,000
Natacsha Johnson	250,000
Louise Wielgosch	250,000
Terry Wilcott	250,000
William Canning	250,000
Nick Baker	250,000

We completed an offering of 1,350,000 shares of our common stock at a price of $0.01 per share to a total of nine purchasers on August 4, 2006. The total amount received from this offering was $13,500. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares
Peter Bigras	150,000
Toni French	150,000
Gaetan Castilloux	150,000
Jeremy Jones	150,000
Sarah Desjardins	150,000
David McClary	150,000
David Hawrish	150,000
Shane Ross	150,000
Karen Smith	150,000

We completed an offering of 110,000 shares of our common stock at a price of $0.10 per share to a total of eleven purchasers on August 28, 2006. The total amount received from this offering was $11,000. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares
Mike Pintaric	10,000
Dave Arola	10,000
Julie Leclair	100,000
Mario Fugere	10,000
Danielle Tourout	10,000
Wesley Welsh	10,000
James M. Pinsent	10,000
Sally Ann Wilson	10,000
Leo Lahtinen	10,000
Jessica Cashman	10,000
Cory Mania Bond	10,000

In connection with the closing of the asset purchase agreement, on August 26, 2008 we issued 738,989 post-consolidated restricted shares of our common stock (2,216,967 pre-consolidated restricted shares of our common stock) to Mr. Suleimany. Mr. Suleimany is a non-US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and the shares were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 450,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of August 25, 2008, there were 35,760,000 pre-consolidated shares of our common stock issued and outstanding that are held by 49 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSOURE

None.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the closing of the asset purchase agreement, on August 26, 2008 we issued 738,989 restricted shares of our common stock (2,216,967 pre-consolidated restricted shares of our common stock) to Mr. Suleimany. Mr. Suleimany is a non-US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and the shares were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 1, 2008, we appointed Mr. Kamonchai Kesonpat as our Chief Operating Officer. Please see the section titled “Directors and Executive Officers” for further information.

On March 3, 2008, Mr. Desjardins resigned as President of the company and on June 26, 2008 he resigned as a director and Secretary and Treasurer of the company.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Management has determined that, as of the closing of the asset purchase agreement, our company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 of this current report for a detailed description of the asset purchase agreement and the business of our company following the closing date.

ITEM 7.01 REGUALATION FD DISCLOSURE

On August 22, 2008, our board of directors approved a three (3) for one (1) consolidation of our issued and outstanding shares of common stock. Once effective, our authorized capital will decrease from 450,000,000 shares of common stock with a par value of $0.001 to 150,000,000 shares of common stock with a par value of $0.001 and our issued and outstanding shares will decrease from 37,976,967 shares of common stock to 12,658,989 shares of common stock.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits required by Item 601 of Regulation S-K

Exhibit	Description
Number

(3)	Articles of Incorporation and Bylaws

3.1	Articles of Incorporation (incorporated by reference to our registration statement on form SB-2 filed on November 30, 2006).

3.2	Bylaws (incorporated by reference to our registration statement on form SB-2 filed on November 30, 2006).

3.3	Certificate of Change filed with the Secretary of State of Nevada on April 2, 2008 (incorporated by reference from our Current Report on Form 8-K filed on April 21, 2008).

3.4	Articles of Merger (incorporated by reference from our Current Report on Form 8-K filed on June 26, 2008).

(10)	Material Contracts

10.1*	Asset Purchase Agreement dated August 22, 2008, among our company and Mr. Shuayb K. Suleimany.

10.2*	Employment Agreement dated August 22, 2008, among our company and Mr. LaPrade.

10.3*	Employment Agreement dated August 22, 2008, among our company and Mr. Kesonpat.

*filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USR TECHNOLOGY, INC.

/s/ J. David LaPrade
J. David LaPrade
President and Director

Date: August 28, 2008